                                                                     Exhibit 4.3


                          [FORM OF 7 7/8% SENIOR NOTE]


                                 [FACE OF NOTE]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.6 OF THE INDENTURE.

Number ___                                                         $____________


                  STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                           7 7/8% SENIOR NOTE DUE 2012


                                                             CUSIP 85590A AD 6

                                                               SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

            STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, or registered assigns the principal sum of $____________ on May 1, 2012, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 of each year, commencing on November 1, 2002, on said principal sum, in like coin or currency, at the rate of 7 7/8% per annum, from April 19, 2002 or the most recent Interest Payment Date to which interest has been paid or provided for, until the principal hereof has been paid or duly made available for payment. The interest so payable on any May 1 or November 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the April 15 preceding such May 1 or the October 15 preceding such November 1, whether or not such April 15 or October 15 is a Business Day.

            Payments of interest, other than interest payable at Maturity (or on the date of redemption, if a Note is redeemed by the Company prior to Maturity) will be made by check mailed to the address of the person entitled thereto as shown on the Securities Register. Payments of principal, premium, if any, and interest upon Maturity or redemption will be made in immediately available funds against presentation and surrender of the Note at the office of the paying agent (the "Paying Agent", initially, U.S. Bank National Association) in New York, New York. Notwithstanding the foregoing, payments in respect of the Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the account of The Depository Trust Company as specified by The Depository Trust Company.

            The Indenture referred to on the reverse hereof contains provisions setting forth certain conditions to the institution of proceedings by Holders of the Notes with respect to this Note, said Indenture, the appointment of a receiver or trustee and the enforcement of remedies under this Note or said Indenture. However, notwithstanding any reference herein to such Indenture or any provision of such Indenture, the right of the Holder of this Note to receive payment of the principal of and interest on such Note, on or after the respective dates expressed in this Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been duly signed by the Trustee under the Indenture referred to on the reverse hereof.

            IN WITNESS WHEREOF, Starwood Hotels & Resorts Worldwide, Inc. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.


Dated:   _________, 200_

                                         STARWOOD HOTELS & RESORTS WORLDWIDE,
                                         INC.


                                         By ___________________________________
                                              Name:
                                              Title:


                                         By ___________________________________
                                              Name:
                                              Title:






CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By ___________________________________
   Authorized Signatory

                                [REVERSE OF NOTE]

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                           7 7/8% SENIOR NOTE DUE 2012

1.  Indenture.

            This Note is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to $800,000,000, all such Securities issued and to be issued under an indenture (herein, the "Indenture") dated as of April 19, 2002, among the Company, the guarantors party thereto (the "Guarantors") and U.S. Bank National Association, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee, the Company and the Guarantors, if any. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated pursuant thereto as 7 7/8% Senior Notes Due 2012 (the "Notes").

2.  Paying Agent and Registrar.

            Initially, U.S. Bank National Association, at its corporate trust facility in the Borough of Manhattan, The City of New York, will act as Paying Agent and Securities Registrar. The Company may appoint and change any Paying Agent, Securities Registrar or co-registrar without notice. The Company may act as Paying Agent, Securities Registrar or co-registrar.

3.  Redemption.

            This 7 7/8% Note may be redeemed, in whole or in part, at the option of the Company at any time, upon mailing notice of such redemption not less than 30 days and not more than 60 days before the date of redemption to the holder of this 7 7/8% Note as provided for in the Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of this 7 7/8% Note or (b) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of such payments of interest accrued as of the date of redemption) and Additional Interest (as defined in the Registration Rights Agreement), if any, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points plus, in each case, accrued interest thereon to the date of redemption. For purposes of the foregoing provisions, the following terms, as used herein, have the following meanings:

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.

            "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if fewer than five such Reference Treasury Dealer Quotations are obtained, the average of all the Reference Treasury Dealer Quotations obtained.

            "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

            "Reference Treasury Dealer" means (1) Lehman Brothers Inc. and its successors; provided, however, that if Lehman Brothers Inc. shall cease to be a primary U.S. Government securities dealer in New York City, the Company shall appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

            "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

            "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            If the Company elects to redeem less than all of the 7 7/8% Notes, and such Notes are at the time represented by one or more Global Securities, then the Depositary shall select by lot the particular interests to be redeemed. If the Company elects to redeem less than all of the 7 7/8% Notes, and the Notes are at the time represented by Fully Registered Securities, then the Trustee shall select the particular Notes to be redeemed in a manner it deems appropriate and fair.

4.  Guarantees.

            The Guarantors have unconditionally guaranteed the due and punctual payment of the principal, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise in the manner and to the extent set forth in the Indenture. The Guarantees will irrevocably terminate upon the terms and conditions set forth in the Indenture.

5.  Defaults and Remedies.

            In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal of all Notes may be declared, and upon such declaration shall become, due and payable, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Security affected. Any such waiver and any consent by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.

6.  Supplemental Indentures; Amendment.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate amount of the Securities at the time Outstanding (as defined in the Indenture), of all series of Securities to be affected thereby, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of each such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the Stated Maturity of any Security of such series, reduce the principal amount thereof, reduce any amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Security of such series so affected, or (ii) reduce the aforesaid percentage of Securities of such series affected thereby, without the consent of the Holders of each Security so affected.

7.  Obligation Unconditional.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company and the Guarantors, if any, which in each case is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

8.  Denominations; Transfer; Exchange.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Any Note or Notes may be exchanged for a Note or Notes in other authorized denominations, in an equal aggregate principal amount in the manner, and subject to the limitations provided in the Indenture, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

            The transfer of this Note is registrable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York by the registered Holder hereof in person or by his attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note at the office or agency of the Company maintained for that purpose in said Borough of Manhattan. Upon any such registration of transfer a new Note or Notes in authorized denominations, for a like aggregate principal amount, shall be issued to the transferee in exchange herefor.

            If this Note is issued in the form of a Global Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the company within 90 days of the receipt by the Company of such notice or of the Company becoming aware of such condition, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities, or
(iii) there has occurred and is continuing an Event of Default with respect to the Notes. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, if this Note is issued in the form of a Global Security, it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

9.  Persons Deemed Owners.

            Prior to due presentation of this Note for registration of transfer, the Company, the Trustee, any paying agent, any Securities Registrar and other agent to the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereof made by any other than the Company, any Securities Registrar or the Trustee), for the purpose of receiving payment of principal hereof and (subject to the provisions on the face hereof) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar nor any other agent of the Company or the Trustee shall be affected by any notice to the contrary.

10.  No Recourse Against Others.

            No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Company, the Guarantors, if any, or of any successor either directly or through the Company, the Guarantors, if any, or any successor, under any constitution, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

11.  Defeasance.

            Subject to certain conditions, the Company at any time may terminate some or all of its, and in the event there is one or more Guarantors, the Guarantors' obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.  Abbreviations.

            The following abbreviations, when used in the inscription on the face of this Note, shall be construed as if they were written out in full according to applicable laws or regulations: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations, though not in the above list, may also be used.

13.  CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

14.  Defined Terms.

            Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

15.  Governing Law.

            THIS NOTE FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to:_______________________________________


Please insert social security or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________


Print or type name, address and zip code of assignee and irrevocably appoint ___________________, as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated:       __________


Signed: _____________________________________________________________
        (Sign exactly as name appears on the other side of this Note)


Signature Guarantee(1):  ________________________


--------

(1) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

                                                         Principal
                Amount of           Amount of            Amount of this
                decrease in         increase in          Global Security      Signature of
                Principal           Principal            following such       authorized
Date of         Amount of this      Amount of this       decrease or          officer of
Exchange        Global Security     Global Security      increase             Trustee
--------        ---------------     ---------------      ---------------      ------------



